SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2003

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19364	62-1117144

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3841 Green Hills Village Drive
Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 665-1122

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit 99.1 Press Release.

Item 9. Regulation FD Disclosure.

     On June 23, 2003, American Healthways, Inc. announced that it will participate in the 13th Annual Nantucket Conference hosted by Wachovia Securities June 24th through June 27th in Nantucket, Massachusetts and will conduct a presentation on June 26, 2003 which will be broadcast live on the web. A copy of the press release issued on June 23, 2003 is attached hereto as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc.

By:	/s/ Mary A. Chaput
Name: Title:	Mary A. Chaput Chief Financial Officer

Date: June 24, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 23, 2003.